EXHIBIT 2.3

                               ARTICLES OF MERGER

                                       OF

                  ASSURE ENERGY, INC. (a Delaware corporation)

                                       AND

                   ASSURE ENERGY, INC. (a Nevada corporation)

To the Secretary of State
State of Nevada


                  Pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, the foreign corporation and the domestic corporation herein named do hereby adopt the following Articles of Merger.

                  1. Annexed hereto and made a part hereof is the Agreement and Plan of Merger for merging Assure Energy, Inc., a business corporation organized under the laws of the State of Delaware, with and into Assure Energy, Inc., a business corporation organized under the laws of the State of Nevada. The said Agreement and Plan of Merger has been adopted by the Board of Directors of Assure Energy, Inc. (a Delaware corporation) and by the Board of Directors of Assure Energy, Inc. (a Nevada corporation).

                  2. The merger of Assure Energy, Inc. (a Delaware corporation) with and into Assure Energy, Inc. (a Nevada corporation) is permitted by the laws of the jurisdiction of organization of Assure Energy, Inc. (a Delaware corporation) and has been authorized in compliance with said laws, by which Assure Energy, Inc. (a Delaware corporation) is governed.

                  3. The said Agreement and Plan of Merger was approved by the majority written consent of the stockholders of Assure Energy, Inc. (a Delaware corporation) pursuant to the provisions of the laws of the jurisdiction of its organization. The number of votes cast for the said Agreement and Plan of Merger was sufficient for the approval thereof.

                  4. The said Agreement and Plan of Merger was approved by the unanimous written consent of the stockholder of Assure Energy, Inc. (a Nevada corporation) pursuant to the provisions of Chapter 92A, Nevada Revised Statutes.

                  5. No amendments to the Articles of Incorporation of Assure Energy, Inc. (a Nevada corporation) are effected by the merger herein provided for.

                  6. The merger herein provided for shall become effective in the State of Nevada on September 11, 2003, the date of filing of these Articles of Merger..


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Signed on September 10, 2003


ASSURE ENERGY, INC. (a Delaware corporation)


By: /s/ Harvey Lalach
    ----------------------------------------
    Name: Harvey Lalach
    Title: President


By: /s/ James Golla
    ----------------------------------------
    Name: James Golla
    Title: Secretary


ASSURE ENERGY, INC. (a Nevada corporation)



By: /s/ Harvey Lalach
    ----------------------------------------
    Name: Harvey Lalach
    Title: President


By: /s/ James Golla
    ----------------------------------------
    Name: James Golla
    Title: Secretary